UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HCSB Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina	57-1079444
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3640 Ralph Ellis Blvd.

Loris, South Carolina 29569

(843) 756-6333

(Address, including zip code, and telephone number, including area code, of principal executive offices)

HCSB Financial Corporation 2016 Equity Incentive Plan

(Full title of the plan)

Jan H. Hollar

Chief Executive Officer

3640 Ralph Ellis Blvd.

Loris, South Carolina 29569

(843) 756-6333

(Name, address, and telephone number of agent for service)

Copies to:

Neil E. Grayson, Esq.

Benjamin A. Barnhill, Esq.

Nelson Mullins Riley & Scarborough LLP

104 South Main Street

Poinsett Plaza, Suite 900

Greenville, South Carolina 29601

Telephone: (864) 250-2235

Fax: (864) 232-2925

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Voting common stock, par value $0.01 per share (1)	30,000,000	$0.14	$4,200,000	$486.78

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of voting common stock issuable under the HCSB Financial Corporation 2016 Equity Incentive Plan as adjusted to include any additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The price per share and aggregate offering price are based on the closing sale price of the registrant’s common stock on November 4, 2016, as reported by the OTC Pink marketplace.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*       The documents containing the information specified in this Part I will be sent or given by HCSB Financial Corporation (the “Company” or the “Registrant”) to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement under Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Any such request should be directed to Jan H. Hollar at the Company’s address at 3640 Ralph Ellis Blvd., Loris, South Carolina 29569. The telephone number for Ms. Hollar is (843) 756-6333.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are incorporated by reference in this registration statement:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, as amended on Form 10-K/A on April 1, 2016;

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(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 12, 2016, August 5, 2016 and November 4, 2016, respectively;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 7, 2016, March 3, 2016, March 9, 2016, March 18, 2016, April 7, 2016, April 12, 2016, May 4, 2016, May 13, 2016, June 1, 2016, June 22, 2016, July 1, 2016, July 29, 2016, August 19, 2016, August 24, 2016, and October 27, 2016; and

(d)	The description of the Company’s common stock set forth in our Registration Statement on Form S-1 (File No. 333-210804) filed with the SEC on April 18, 2016, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under our bylaws, each of our directors has the right to be indemnified by us to the maximum extent permitted by law against (i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding. This right to indemnification includes the right to the advancement of reasonable expenses by us, to the maximum extent permitted by law. Under our bylaws, each of our officers who are not directors is entitled to the same indemnification rights, including the right to the advancement of reasonable expenses, which are provided to our directors.

Pursuant to the South Carolina Business Corporation Act (the “Business Corporation Act”), a South Carolina corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in the Business Corporation Act. Under the Business Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding. Our amended and restated articles of incorporation do not contain any such limitations. The Business Corporation Act permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon (i) the director’s certification that he or she acted in good faith and in the corporate interest (or not opposed thereto), (ii) the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Business Corporation Act.

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Under our amended and restated articles of incorporation, no director will be liable to us or our shareholders for monetary damages for breach of his or her fiduciary duty as a director, to the maximum extent permitted by law.

The Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. We maintain directors and officers’ liability insurance for the benefit of our directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loris, State of South Carolina, as of November 7, 2016.

HCSB FINANCIAL CORPORATION

By:	/s/ Jan H. Hollar
Name:	Jan H. Hollar
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan H. Hollar with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Jan H. Hollar	Director, Chief Executive Officer	November 7, 2016
Jan H. Hollar	(Principal Executive Officer)

/s/ Jennifer W. Harris	Chief Financial Officer	November 7, 2016
Jennifer W. Harris	(Principal Financial and Accounting Officer)

/s/ Michael S. Addy	Director, Chairman	November 7, 2016
Michael S. Addy

/s/ D. Singleton Bailey	Director	November 7, 2016
D. Singleton Bailey

/s/ Clay D. Brittain, III	Director	November 7, 2016
Clay D. Brittain, III

/s/ Gerald R. Francis	Director	November 7, 2016
Gerald R. Francis

/s/ James C. Nesbitt	Director	November 7, 2016
James C. Nesbitt

/s/ John T. Pietrzak	Director	November 7, 2016
John T. Pietrzak

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-KSB for the fiscal year ended December 31, 1999).
4.2	Articles of Amendment to Authorize Preferred Shares, filed March 2, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed March 6, 2009).
4.3	Articles of Amendment to increase Authorized Common Shares, filed May 31, 2012 (incorporated by reference to Exhibit 3.5 to the Company’s Form 10-K filed March 30, 2016).
4.4	Articles of Amendment to authorize the Non-Voting Common Stock, filed August 23, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed August 24, 2016).
4.5	Amended and Restated Bylaws of HCSB Financial Corporation dated May 26, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 1, 2016).
4.6	Form of certificate of voting common stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, File No. 333-214467).
4.7	HCSB Financial Corporation 2016 Equity Incentive Plan (incorporated by reference to Appendix D of the Company’s Proxy Statement on Schedule 14A filed on June 20, 2016).
4.8	Form of Award Agreement for Stock Options.
4.9	Form of Award Agreement for Restricted Stock.
4.10	Form of Award Agreement for Restricted Stock Units.
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
23.2	Consent of Elliott Davis Decosimo, LLC.
24.1	Power of Attorney (included on the signature page hereto).

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